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                                                                    EXHIBIT 10.7



                        THE ULTIMATE SOFTWARE GROUP, INC.
                         NONQUALIFIED STOCK OPTION PLAN
                             AS AMENDED AND RESTATED
                             AS OF DECEMBER 20, 2002

                  1. PURPOSE OF THE PLAN. The purpose of The Ultimate Software Group, Inc. Nonqualified Stock Option Plan (the "Plan") is to further the long-term growth in earnings of the Ultimate Software Group, Inc. (the "Company") by offering special incentives in the form of a nonqualified stock option plan for the benefit of those officers, directors and employees of the Company and its Subsidiaries who have been and will be largely responsible for such growth. It is the express purpose of this Plan to provide such officers, directors and employees with the opportunity to acquire or increase their equity ownership in the Company through the purchase of shares of the Company's Common Stock, par value $.01 per share, under a plan which is not designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. DEFINITIONS. The singular shall include the plural and vice versa, and the use of one gender shall be deemed to include the other whenever appropriate.

                  a. Board - The Board of Directors of the Company.

                  b. Change of Control -

                           (i) The consummation of any consolidation or merger
of the Company pursuant to which the stockholders of the Company immediately prior to the merger or consolidation do not represent, immediately after the merger or consolidation, the beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of 50% or more of the combined voting power of the Company's (or the surviving entity's) then outstanding securities ordinarily (and apart from rights occurring in special circumstances) having the right to vote in the election of directors;

                           (ii) The consummation of any sale, lease, exchange or
transfer (in any single transaction or series of related transactions) of all or substantially all of the assets or business of the Company and its Subsidiaries; or

                           (iii) The occurrence of any event the result of which
is that any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than (A) the Company or any Subsidiary, or (B) any employee benefit plan sponsored by the Company or any Subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender, leveraged buyout or exchange offer, open market purchases, privately negotiated purchases, other arrangements or understandings or otherwise.

                  c. Committee - The Compensation Committee of the Board, or such other committee or subcommittee of the Board appointed by the Board to administer the Plan from time to time.
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                  d. Employee - Any person, including any officer, employed by the Company or any Subsidiary of the Company.

                  e. Employment - The time period during which any individual is an Employee.

                  f. Fair Market Value - With respect to the value of the Stock as of a particular day, the last reported sale price (as reported on The Nasdaq Stock Market's National Market) of such Stock on such day (unless such day is not a trading day, in which case, on the last trading day immediately preceding such day on which the Stock is traded on The Nasdaq Stock Market's National Market). If the Stock is not listed on The Nasdaq Stock Market's National Market, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

                  g. Fee Option - A stock option granted in lieu of certain directors fees under Section 13 of the Plan.

                  h. Fees - All compensation earned by a Non-employee Director for services rendered by him as a Non-employee Director, including any retainer or fees for participating in meetings of the Board or of any standing or special committee of the Board, other than such compensation, if any, as the Board determines shall be paid in cash.

                  i. Non-employee Director - Any current or former member of the Board who is not an officer or employee of the Company.

                  j. Option - A Participant's right to purchase one or more shares of Stock, as granted and determined in accordance with the provisions of this Plan.

                  k. Option Price - The amount to be paid for the purchase of shares of Stock on exercise of an Option as determined by the Committee.

                  l. Participant - A Person who becomes eligible to participate in this Plan under Section 4 hereof.

                  m. Permanent and Total Disability - The inability of a Participant to engage in his normal employment activity for the Company (or to serve as a member of the Board) by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months.

                  n. Person - includes a natural person, corporation, partnership, limited liability company, trust, or similar entity, or any group of any of the foregoing acting in concert with respect to their ownership of capital stock of the Company.

                  o. Stock - The Company's Common Stock, par value $.01 per share.

                  p. Subsidiary - Any corporation of which 50 percent or more of the combined voting power of all classes of stock is owned by the Company or a Subsidiary of the Company.

                  3. ADMINISTRATION OF THE PLAN.

                  a. Subject to the provisions of the Plan (including, without limitation, the provisions of Section 13 hereof concerning Fee Options), the Committee shall have exclusive power to select the Persons to be granted Options pursuant to the Plan, to determine the number of shares of Stock to be covered

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by any Option, to determine the Option Price for any Stock, and to determine the conditions subject to which Options may be granted or exercised.

                  b. The Plan shall be administered by the Committee comprised of no fewer than two directors selected by the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of a "Non-employee director" for purposes of such Rule 16b-3 under the Exchange Act and of an "outside director" under Section 162(m) of the Code. The Committee may appoint a subcommittee of its members constituting "outside directors" under Section 162(m) of the Code in connection with the grant of Options intended to satisfy the performance-based compensation exemption under
Section 162(m) of the Code. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan. Membership on the Board or the Committee shall in no way affect the eligibility of a Person for participation in the Plan; provided, however, that no such member shall participate in any decision affecting solely his interest or participation in the Plan.

                  c. Decisions and determinations by the Committee shall be final and binding upon all parties, including stockholders, Participants, Beneficiaries and other Employees. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

                  d. The Company shall supply full and timely information to the Committee on all matters relating to Employees, including the occurrence of any Employee's death, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                  e. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Options granted under the Plan, subject to such limitations as the Committee shall determine, as and in the manner required by Section 157(c) of the Delaware General Corporation Law; provided, however, that no such authority may be delegated with respect to Options awarded to any member of the Board or any Participant who the Committee determines may be subject to Rule 16b-3 under the Exchange Act, or with respect to Options which are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code.

                  4. PARTICIPATION. Participants in the Plan shall be selected by the Committee from among the officers, directors and Employees of the Company and its Subsidiaries.

                  5. EFFECTIVE DATE AND TERMINATION OF PLAN.

                  a. The Plan was originally adopted on April 25, 1996 and was amended and restated on October 26, 2000, March 20, 2002 and December 20, 2002.

                  b. The Plan shall terminate on April 25, 2006, but the Board may terminate the Plan at any time prior thereto. Termination of the Plan under this Section 5(b) (or under Section 14(d)) shall not alter or impair any rights or obligations under any outstanding Option without the consent of the holder of the Option.

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                  6. LIMITATIONS ON NUMBER OF SHARES SUBJECT TO OPTIONS.

                  a. Subject to Section 12 hereof, the number of shares of Stock that may be issued pursuant to Options granted under this Plan shall not exceed 9,000,000. Shares of Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall expire or terminate for any reason (including, without limitation, the cancellation of an Option pursuant to Section 9(e) below), the unpurchased shares subject to such expired or terminated Option may again be optioned under this Plan, subject to its terms. In addition, any shares of Stock exchanged by a Participant as full or partial payment to the Company of the Option Price or tax withholding upon exercise of an Option shall be added to the number of shares of Stock available for issuance under the Plan from time to time.

                  b. The maximum number of shares of Stock that may be subject to Options granted under this Plan to any Participant during any one calendar year shall be 500,000 shares, subject to adjustment as provided in Section 12 hereof.

                  7. DURATION OF OPTIONS. Subject to Section 10 and Section 13(f) hereof, any Option granted to a Participant shall cease to be exercisable on the tenth anniversary of the date of grant, or at such other date as may be determined by the Committee.

                  8. OPTION PRICE. Subject to Section 13(c) hereof, the Option Price for each share of Stock subject to any Option granted to Participants shall be equal to the Fair Market Value of such share as of the date on which the Option is granted, or such other amount as may be determined by the Committee.

                  9. TERMS OF EXERCISE.

                  a. Medium of Payment. The Option Price for shares purchased through the exercise of an Option shall be payable either in cash, in shares of Stock, or in any combination thereof, as determined by the Committee. If shares of Stock are used as the medium of payment, the Fair Market Value of such shares of Stock shall be determined as of the date on which the payment is made. As an alternative, payment of the Option Price shall be deemed satisfied (i) if the Stock is listed on a national securities exchange, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Stock acquired upon exercise to pay for all of the Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Participant's direction at the time of exercise, and (ii) if the Stock is not listed on a national securities exchange or as otherwise determined by the Committee and set forth in an Option Agreement, by having the Company withhold a number of shares of Stock otherwise issuable to the Participant upon exercise of the Option, the Fair Market Value of which equals the Option Price. For purposes hereof, the Fair Market Value of the shares of Stock delivered and withheld shall be determined as of the date on which the Option is exercised. In lieu of the delivery to the Participant of any fractional share of Stock that would otherwise be due to him hereunder, the Company shall pay the value of such fractional share to the Participant in cash.

                  In addition to and at the time of payment of the Option Price, the Participant shall pay to the Company in cash or, at the discretion of the Committee, in Stock the full amount of all federal and state withholding and other employment taxes applicable to the taxable income of such Participant resulting from such exercise.

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                  b. Transferability of Options. All Options shall be
nontransferable except (i) upon the Participant's death, by the Participant's will or the laws of descent and distribution or (ii) on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. Each Option Agreement may provide that the Participant may, during his lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to or for the benefit of a Permitted Transferee in a manner consistent with the requirements for a Form S-8 registration statement under the Securities Act of 1933, as amended ("Form S-8"). The transfer of an Option shall be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Participant at the time of transfer. Subsequent transfers of an Option transferred under this Section 9(b) shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

                  For purposes hereof, a "Permitted Transferee" shall mean a Participant's family member. For purposes of the preceding definition, a "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. The terms "Permitted Transferee" and "family member" shall have such other meanings, as determined by the Committee from time to time, consistent with the requirements for a Form S-8.

                  c. Transferability of Stock. All Options shall be granted on the condition that the Participant shall not resell any Stock purchased by the exercise of an Option except in compliance with all applicable State and Federal securities laws and regulations. Unless there is a registration statement in effect with respect to the resale of Stock subject to an Option held by the Participant, each Participant shall, prior to the exercise of any Option, deliver to the Company a written representation in form satisfactory to the Committee that it is his intention to acquire the shares for investment and not for resale, and each Participant shall, prior to any transfer of Stock purchased through the exercise of an Option, advise the Company of the proposed transfer and demonstrate, to the satisfaction of the Committee, that such transfer is in compliance with such laws and regulations. The Company reserves the right to legend any Stock Certificates, conditioning sales of such Stock upon compliance with applicable federal and state securities laws and regulations.

                  d. Vesting. Subject to Section 13(e) hereof, the Committee, in its sole discretion, shall prescribe vesting periods for each Participant's Option Agreement and may accelerate the exercisability of any Option at any time. An Option shall also become 100 percent vested and exercisable upon the Participant's Permanent and Total Disability, the Participant's death, or a Change of Control, unless otherwise determined by the Committee and set forth in an Option Agreement.

                  e. Cancellation, Substitution and Amendment of Options. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Stock and having an Option Price which may be the same as or different than the Option Price of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options.

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                  f. Other Terms. The Committee at the date of grant or the
Committee thereafter shall have the power to determine such additional terms for the exercise of Options not inconsistent with the terms of this Plan as it deems appropriate.

                  10. TERMINATION. Except as provided in Section 13(f) hereof with respect to Options granted to Non-employee Directors, if any Participant's Employment should terminate for any reason other than his death or Permanent and Total Disability, at a time when one or more of the Participant's Options remains outstanding, then each such Option shall terminate on the earlier to occur of the date provided in the Option Agreement or the date that is 90 days after the date of such termination of Employment; provided, however, that such 90 day period may be extended for any such Participant (but not beyond the respective terms of the Participant's Options) upon determination of the Committee following recommendation of the Chief Executive Officer. In such event, the Participant's Options shall be exercisable during such period after termination of Employment only to the extent vested and exercisable on the date of such termination. Notwithstanding the foregoing, if a Participant's Employment with the Company should be terminated for cause, the Participant's right to exercise any unexercised portion of his Option shall immediately terminate and all rights thereunder shall cease. For purposes hereof, termination for "cause" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, any acts of dishonesty resulting in conviction for a felony, misconduct resulting in material injury to the Company, significant activities harmful to the reputation of the Company, a significant violation of Company policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Participant, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company; provided, that in the event there is an employment agreement between the Company or any Subsidiary of the Company and the Participant in effect on the date of termination, "cause" shall have the meaning given to such term therein. The Committee shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In the event a Participant dies during Employment or terminates Employment by reason of Permanent and Total Disability with one or more outstanding Options, the Participant's outstanding Options shall continue to be exercisable until one year after the date of such death or disability; provided, however, that such one year period may be extended for any such Participant (but not beyond the respective terms of the Participant's Options) upon determination of the Committee following recommendation of the Chief Executive Officer.

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                  11. OPTION AGREEMENTS. Upon the grant of any Option hereunder, the Participant shall be required to sign or have in effect an Option Agreement, in such form as shall be prescribed by the Committee, reflecting the terms and conditions of the Option. Each such Option Agreement shall refer to this Plan and shall give notice to the Participant that all Options are subject to the terms and conditions of this Plan.

                  12. ANTI-DILUTION PROVISIONS. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares, of stock, or in the case of any other transaction described in Section 424(a) of the Code, the Board shall change (i) the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares, (ii) the maximum number and kind of shares that may be granted to any one individual under Section 6(b) hereof, and (iii) the number and kind of shares (including by substitution of shares of another corporation) that may be issued pursuant to Options granted under this Plan, in the manner that it shall deem to be equitable and appropriate.

                  Notwithstanding anything herein to the contrary and unless otherwise determined by the Committee and set forth in an Option Agreement, upon a Change of Control in which shares of Stock are converted into cash, securities or other property, any outstanding Option shall be terminated and the Participant shall receive, with respect to each share of Stock issuable under any Option outstanding at such time, a payment in cash equal to the excess of the Change of Control Price (as defined below) of the Stock over the Option Price of the Stock less amounts withheld in satisfaction of applicable federal and state withholding and other employment taxes. For purposes of this section, Change of Control Price shall mean the average fair market value (as determined by the Board in good faith) of such cash, securities and other property received, in connection with the Change of Control, by holders of Stock with respect to each share of Stock.

                  13. FEE OPTIONS.

                  a. Grant of Fee Option. Subject to Section 13(f) hereof, as of each Date of Grant (determined under Section 13(b) hereof), each Non-employee Director shall receive a grant of a Fee Option at an Option Price (determined under Section 13(c)) to purchase a number of shares of Stock (determined under
Section 13(d)) in lieu of Fees which he earned during the calendar quarter ending immediately prior to such Date of Grant.

                  b. Fee Option Date of Grant. The Date of Grant of a Fee Option shall be the first business day of the calendar quarter immediately following the calendar quarter during which Fees are earned by a Non-employee Director.

                  c. Fee Option Price. The Option Price of each share of Stock subject to a Fee Option shall be 30% of Fair Market Value on the applicable Date of Grant.

                  d. Number of Fee Option Shares. The number of shares of Stock subject to any Fee Option shall equal "A" divided by "B," rounded to the nearest whole share, where:

"A" equals the dollar amount of the Non-employee Director's Fees which were earned during the calendar quarter ending immediately prior to the Date of Grant; and

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"B" equals the excess of Fair Market Value of the Stock on the applicable Date of Grant over the Option Price with respect to a Fee Option (determined under Section 13(c)).

                  e. Vesting. Each Fee Option shall vest and become exercisable immediately on the Date of Grant of such Option.

                  f. Termination of Plan Participation. Notwithstanding anything elsewhere in the Plan to the contrary, a Non-employee Director's eligibility for grants of Fee Options under the Plan shall cease as of the date on which he no longer is a member of the Board. The Fee for any Non-employee Director whose Board membership terminates at any time after such Fee is earned by such Non-employee Director, but before the Date of Grant relating to such Fee Option, shall be paid in cash. If a Non-employee Director's service as a member of the Board shall be terminated for any reason other than for cause (as defined in Section 10 hereof), the Non-employee Director (or his legal representative or estate in the case of termination as a result of Permanent and Total Disability or death) shall have the right, during the period ending three years after such termination, to exercise the Options of such Non-employee Director to the extent not previously exercised; provided, however, that such three year period may be extended for any such Non-employee Director (but not beyond the respective terms of the Non-employee Director's Options) upon determination of the Committee. If a Non-employee Director shall be removed from the Board for cause, the Non-employee Director's right to exercise any unexercised portion of his Options shall immediately terminate and all rights thereunder shall cease.

                  14. MISCELLANEOUS PROVISIONS.

                  a. This Plan shall be governed by, and construed in accordance with, the internal laws of Delaware.

                  b. Subject to Section 13 hereof with respect to Non-employee Directors, no Employee or other Person shall have any claim or right to become a Participant of this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving to any Employee or member of the Board any right to remain employed or to continue service as a member of the Board.

                  c. The Company shall at all times during the term of this Plan reserve and keep available an amount of Stock sufficient to satisfy the requirements of this Plan, and shall pay all fees and expenses necessarily incurred by the Company in connection with the exercise of Options granted hereunder.

                  d. The Board may at any time terminate or amend this Plan in any respect; provided that any such termination or amendment may not alter or impair any rights or obligations under any outstanding Option without the consent of the holder of the Option. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with Section 162(m) of the Code or rules of any securities exchange or for any other reason, the Board may seek the approval of any amendment by the Company's stockholders.

                                      THE ULTIMATE SOFTWARE GROUP, INC.


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